UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2025

KARMAN HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42520	85-2660232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5351 Argosy Avenue
Huntington Beach, California		92649
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 898-9951

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2025 (the “Effective Date”), Karman Holdings Inc., a Delaware corporation (the “Company” or “Karman”), entered into a new Credit Agreement (the “New Credit Agreement”) by and among Karman, the lenders from time to time party thereto and Citibank, N.A. (“Citi”), as the administrative agent for the lenders, and, substantially contemporaneously therewith, certain direct and indirect subsidiaries of Karman terminated all outstanding commitments and repaid all outstanding obligations under that certain Financing Agreement, dated as of December 21, 2020 (as amended, supplemented or modified prior to the Effective Date, the “Existing Credit Agreement”), by and among certain direct and indirect subsidiaries of Karman, the several banks and other financial institutions party thereto, and TCW Asset Management Company LLC, as the administrative agent thereunder.

The New Credit Agreement provides for (i) a revolving credit facility in the principal amount of $50,000,000 (the “Revolving Credit Facility”) and (ii) a term loan facility in the principal amount of $300,000,000 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Senior Credit Facility”). The maturity date for the Revolving Credit Facility is April 1, 2030 and the maturity date for the Term Loan Facility is April 1, 2032. Loans under the Senior Credit Facility may be denominated only in U.S. dollars.

The obligations under the New Credit Agreement are secured by a lien on substantially all of the assets of Karman and certain direct and indirect subsidiaries of Karman that guarantee Karman’s obligations under the New Credit Agreement (Karman, together with such direct and indirect subsidiaries, collectively, the “Loan Parties”).

Borrowings under the Senior Credit Facility bear interest at a fluctuating rate per annum equal to a benchmark rate applicable to the currency composing such borrowing plus an applicable margin. In the case of the Term Loan Facility, the applicable margin is a fixed percentage and, in the case of the Revolving Credit Facility, the applicable margin is based on the Loan Parties’ Consolidated First Lien Net Leverage Ratio.

The New Credit Agreement contains affirmative and negative covenants customary for secured credit facilities of this nature, including, among others, limitations on Karman and its subsidiaries with respect to liens, the incurrence of indebtedness, dispositions and certain fundamental changes. The New Credit Agreement contains representations and warranties customary for secured credit facilities of this nature.

The Loan Parties are subject to a springing financial covenant under the New Credit Agreement, which, if sprung, is tested quarterly, whereby the Loan Parties’ Consolidated First Lien Net Leverage Ratio may not exceed 6.50 to 1.00.

Karman made a single drawing under the Term Loan Facility on the Effective Date and the proceeds thereof were used for, among other things, to (i) refinance existing indebtedness under the Existing Credit Agreement and (ii) pay fees, costs and expenses in connection with the transactions described herein.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Senior Credit Facility are permissible, in each case, subject to applicable prepayment premiums and certain conditions pertaining to minimum notice and minimum reduction amounts as described in the New Credit Agreement.

The New Credit Agreement is subject to acceleration upon the occurrence of an event of default, which includes, among other things, cross-default with regard to indebtedness of the Loan Parties or restricted subsidiaries in excess of $30 million in the aggregate; the occurrence of a Change of Control (as defined in the New Credit Agreement); entry of judgment or order to pay $30 million or more which is not stayed or paid; the occurrence of certain bankruptcy events; failure to make payments under the New Credit Agreement when due; breach of representations and warranties or covenants under the New Credit Agreement; and invalidity of loan documents.

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the New Credit Agreement, a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Please see Item 1.01 above, which information is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On April 1, 2025, the Company issued a press release announcing their entry into the transaction described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth therein.

On April 4, 2025, the Company and MTI Holdings LLC (“MTI”) issued a joint press release announcing their entry into the transaction described below in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth therein.

Item 8.01 Other Events

On April 4, 2025, the Company and MTI jointly announced that they had entered into a Securities Purchase Agreement (the “Agreement”) under which the Company has agreed to purchase, and MTI has agreed to sell, all of the issued and outstanding equity interests in MTI Partners LLC and Metal Machining LLC d/b/a Innovative Precision, for $90,000,000 in cash, subject to the satisfaction or waiver of certain customary closing adjustments. The Agreement contains customary representations, warranties and covenants of both the Company and MTI.

Item 9.01

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of April 1, 2025, by and among Karman, the lenders from time to time party thereto and Citibank, N.A., as the administrative agent for the lenders.
99.1	Press Release dated April 1, 2025
99.2	Press Release dated April 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karman Holdings Inc.

Date:	April 7, 2025	By:	/s/Mike Willis
Chief Financial Officer